UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         June 16, 2006 (June 12, 2006)

Hard Rock Hotel, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-53211	88-0306263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4455 Paradise Road, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code       (702) 693-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On June 12, 2006, Hard Rock Hotel, Inc. (the “Company”) executed Amendment No. 4 and Waiver Agreement (the “Amendment”) with respect to the Credit Agreement, dated as of May 30, 2003 (as amended, the “Credit Agreement”), by and among the Company, as Borrower, Bank of America, N.A., as Administrative Agent, and the lenders from time to time party thereto (collectively, the “Lenders”). The Amendment provides for (i) waiver by the Adminitstrative Agent and the Lenders of the Company’s noncompliance with respect to the Total Leverage Ratio and maximum capital expenditures covenants under the Credit Agreement for the quarter ended March 31, 2006, (ii) amendment of future Total Leverage Ratio levels and maximum capital expenditure amounts and (iii) amendment of the definition of EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARD ROCK HOTEL, INC.

Date: June 16, 2006	By:	/s/ James D. Bowen
James D. Bowen,
Chief Financial Officer/
Treasurer and Vice President